UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

CULLINAN ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-3879991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Oncology, Inc.
One Main Street, Suite 520
Cambridge, MA 02142
(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Share Purchase Agreement

On May 11, 2022, Cullinan Oncology, Inc. (the “Company”), Taiho Pharmaceutical Co., Ltd. (“Taiho”) and Cullinan Pearl Corp. (“Pearl”), a subsidiary of the Company, entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which Taiho will acquire all of the Company’s equity interest in Pearl, and Pearl will become a wholly-owned subsidiary of Taiho (the “Acquisition”). In connection with the Acquisition, Taiho will make an upfront payment to the Company of $275 million and the Company may receive up to an additional $130 million upon the achievement of certain regulatory milestones related to Pearl’s lead program known as CLN-081 or TAS6417, an Epidermal Growth Factor Receptor inhibitor (the “Lead Program”).

The parties to the Purchase Agreement have each made customary representations, warranties and covenants. The parties have also agreed to cooperate with each other and use reasonable best efforts to make all filings and obtain all consents, approvals and authorizations of all governmental entities to the extent required by law in connection with the execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby, subject to specified limitations. The Purchase Agreement also contains indemnification obligations of the Company, on the one hand, and Taiho, on the other hand, subject to certain limitations. Consummation of the Acquisition is subject to certain conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and execution and delivery of the Co-Development Agreement (as defined below), as well as other customary closing conditions and deliverables. The Purchase Agreement may be terminated by either party under certain circumstances, including if the Acquisition is not consummated by June 30, 2022.

Co-Development Agreement

In connection with the consummation of the Acquisition, the Company will enter into a Co-Development Agreement (the “Co-Development Agreement”) with Taiho Oncology, Inc., an affiliate of Taiho (“Taiho Oncology”). Under the Co-Development Agreement, the Company and Taiho Oncology will co-develop the Lead Program and the Company will retain the option to co-promote the Lead Program in the U.S. together with Taiho Oncology. Taiho will commercialize the Lead Program in territories outside of the U.S. Taiho and the Company will share the future clinical development costs of the Lead Program for the U.S. and U.S. commercialization costs equally, and each will receive 50% of the profits from potential U.S. sales.

Either party can terminate the Co-Development Agreement in the event of material breach of the other party and the Company can terminate the Co-Development Agreement for convenience upon six months’ prior notice after completion of certain development activities, provided that the Company would continue to share development costs related to any clinical study that had been initiated prior to termination.

The foregoing descriptions of the Purchase Agreement and the Co-Development Agreement are only summaries of the material terms thereof, and do not purport to be complete. The descriptions are qualified in their entirety by reference to the Purchase Agreement and the Co-Development Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Item 2.02.	Results of Operations and Financial Condition.

As of March 31, 2022, the Company had approximately $410 million of cash, cash equivalents, investments, and interest receivable (“cash and investments”). Including the $275 million expected upfront payment from the Acquisition, cash and investments would have been $685 million as of March 31, 2022. As a result of the Acquisition, and based on current operating plans, the Company expects to have cash runway through 2026, compared to its previous guidance of through 2024.

The information contained in Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2022 and its results of operations for the three months ended March 31, 2022. The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

On May 12, 2022, the Company and Taiho issued a joint press release regarding the Acquisition and the Co-Development Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, the Company has made available on its website the Company’s investor presentation regarding the Acquisition and the Company’s partnership with Taiho to jointly develop and commercialize the Lead Program. The presentation has been added to the “Events” section of the Company’s website at https://investors.cullinanoncology.com. A copy of the presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to liabilities under that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including express or implied statements regarding the Company’s beliefs and expectations regarding the consummation of the Acquisition; the milestone payments the Company may receive from Taiho; the anticipated development and commercialization of the Lead Program; and the Company’s cash runway. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs of future events and are subject to known and unknown risks and uncertainties that may cause the Company’s actual results, performance or achievements to be materially different from any expressed or implied by the forward-looking statements. These risks include, but are not limited to, the risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the SEC. While the Company may elect to update such forward-looking statements in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change, except to the extent required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K. Moreover, except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this Current Report on Form 8-K. Any forward-looking statement included in this Current Report on Form 8-K speaks only as of the date on which it was made.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 12, 2022.

99.2	Investor Presentation

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN ONCOLOGY, INC.

Date: May 12, 2022	By:	/s/ Jeffrey Trigilio
Jeffrey Trigilio
Chief Financial Officer